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                      AMENDMENT TO THE AMENDED AND RESTATED
                SEVERANCE AGREEMENT BY AND BETWEEN JOHN R. MALE,
              PVF CAPITAL CORP. AND PARK VIEW FEDERAL SAVINGS BANK


      WHEREAS, John R. Male entered into an amended and restated severance agreement with PVF Capital Corp. (the "Company") and Park View Federal Savings Bank (the "Bank") effective December 30, 2008; and

      WHEREAS, pursuant to a letter agreement with the Company and the Bank dated January 29, 2009 and a joint resolution of the Boards of Directors of the Company and the Bank dated April 1, 2009, the Bank, the Company and Mr. Male agreed to amend the agreement as follows:

                                  FIRST CHANGE

      Effective May 19, 2009, Paragraph 2 of the Severance Agreement shall be deleted in its entirety and replaced with the following new Paragraph 2:

      "Commencing on October 29, 2009 and continuing on each October 29th thereafter, this Agreement will renew for one additional year beyond the then effective expiration date of the Agreement. Unless sooner terminated as set forth herein, this Agreement will terminate when the Executive attains age 65."

                                  SECOND CHANGE

      Effective May 19, 2009, Section 6(ii) of the Severance Agreement shall be deleted in its entirety and replaced with the following new Section 6(ii):

      "(ii) Involuntary termination or voluntary termination for Good Reason, as defined in Section 7, and other than for Cause or pursuant to Sections 4 or 21 of this Agreement."

                                  THIRD CHANGE

      Effective May 19, 2009, Section 3 of the Severance Agreement shall be amended by adding the following new paragraph:

      "Notwithstanding the foregoing, Termination for Cause requires a vote of a supermajority of the Boards of Directors of the Company and the Bank (collectively the "Boards") following delivery of a written notice to Executive from the Boards that sets forth with specificity the facts or circumstances alleged to constitute Cause, followed by a thirty-day period to cure any facts or circumstances constituting Cause, and an opportunity at the end of such period to appear before the Board with counsel to refute the allegation that Cause exists, to demonstrate the efficacy of the cure, or to address other matters relating to Executive's employment status."

                                  FOURTH CHANGE

      Effective May 19, 2009, Section 6 of the Severance Agreement shall be amended to add the following new Section 6(e):

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      "(e) Notwithstanding anything else set forth in this Section 6, upon the
      Executive's termination as a result of one of the events specified in
      Section 6 of this Agreement: (i) the amount to be paid pursuant to Section 6(a) herein shall not be less than the amount that would have been payable under Section 6(a) herein had Executive elected to terminate employment for Good Reason on January 29, 2009, and (ii) the amount to be paid pursuant to Section 6(b) herein under the Park View Federal Savings Bank Supplemental Executive Retirement Plan, as amended and restated in February 2006 (the "SERP"), shall not be less than the amount that would be payable to Executive as of the Retirement Date if his employment terminated for Good Reason and he fully vested in the SERP as of January 29, 2009."

                                  FIFTH CHANGE

      Effective May 19, 2009, the Severance Agreement shall be amended to add the following new Section 22:

      "SECTION 22

      The Company shall pay the Executive an additional amount ("Gross-Up Payment") if a payment made to Executive under this Agreement violates
      Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). The Gross-Up Payment shall equal an amount sufficient to pay the amount of additional tax imposed under Section 409A, after being reduced for all income taxes (at the highest federal, state and local rates), employment taxes and any applicable additional excise taxes. Notwithstanding the foregoing, Executive agrees to cooperate with the Bank and the Company to take such action necessary to avoid liability for additional tax under Section 409A, including, but not limited to, delaying payment under the Agreement to avoid a violation."


      IN WITNESS WHEREOF, the Bank, the Company and the Executive have caused this Amendment to be executed on May 19, 2009.


                                          PVF CAPITAL CORP.

                                          /s/ Stanley T. Jaros
                                          -------------------------------------
                                          Stanley T. Jaros
                                          Chairman of the Compensation Committee


                                          PARK VIEW FEDERAL SAVINGS BANK

                                          /s/ Stanley T. Jaros
                                          -------------------------------------
                                          Stanley T. Jaros
                                          Chairman of the Compensation Committee


                                          /s/ John R. Male
                                          -------------------------------------
                                          JOHN R. MALE